                                                                   EXHIBIT 10.37

                            ASSET PURCHASE AGREEMENT

                                      AMONG

                             ROSE ENTERPRISES, INC.,

                           ROSE ENTERPRISES, INC. NJ,

                     ROSE ENTERPRISES OF CONNECTICUT, INC.,

                          CHRIS LIN ENTERPRISES, INC.,

                      CHRIS LIN ENTERPRISES NEW YORK, INC.

                                  AUDREY SEDITA

                                 BRADLEY MORLEY

                                       AND

                          JENNY CRAIG OPERATIONS, INC.
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                                TABLE OF CONTENTS

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
RECITALS      ..................................................................................................  1

              1.       Purchase and Sale........................................................................  3
                       (a)      Sale of Assets..................................................................  3
                       (b)      Purchased Assets................................................................  4

              2.       Purchase Price; Liabilities; Termination of
                       Franchise................................................................................  5
                       (a)      Purchase Price..................................................................  5
                       (b)      Liabilities.....................................................................  7
                       (c)      Termination of Franchise Agreements and
                                Food Agreements.................................................................  7
                       (d)      Payment of Purchase Price.......................................................  7

              3.       The Closing..............................................................................  7

              4.       Deliveries at Closing....................................................................  8
                       (a)      Sellers' Deliveries to Purchaser................................................  8
                       (b)      Purchaser's Deliveries to Sellers...............................................  9

              5.       Representations and Warranties of Seller.  .............................................. 10
                       (a)      Ownership and Delivery of Purchased
                                Assets and Execution and Effect of
                                Agreement....................................................................... 10
                       (b)      Organization, Good Standing, Authority.......................................... 12
                       (c)      Ownership of Stock.............................................................. 12
                       (d)      Records; Financial Statements................................................... 13
                       (e)      Liabilities..................................................................... 13
                       (f)      No Adverse Change............................................................... 14
                       (g)      Business Conducted Only By Sellers.............................................. 14
                       (h)      Title to Properties; Absence of
                                Encumbrances.................................................................... 14
                       (i)      The Centres..................................................................... 14
                       (j)      Leases, Contracts and Commitments............................................... 15
                       (k)      Inventory....................................................................... 16
                       (l)      Permits; Compliance with Laws................................................... 16
                       (m)      Employees....................................................................... 16
                       (n)      Litigation...................................................................... 18
                       (o)      Environmental Matters........................................................... 18
                       (p)      Legal Requirements.............................................................. 18
                       (q)      Transactions with Affiliates.................................................... 19
                       (r)      Disclosure...................................................................... 19

              6.       Representations and Warranties of Purchaser.............................................. 19
                       (a)      Organization and Good Standing.................................................. 20
                       (b)      Execution and Effect of Agreement............................................... 20

              7.       Covenants of Sellers..................................................................... 20
                       (a)      Access by Purchaser............................................................. 20
                       (b)      Conduct of Business............................................................. 21
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                       (c)      Notification of Purchaser....................................................... 22
                       (d)      Lockbox......................................................................... 23
                       (e)      Bulk Sale....................................................................... 24
                       (f)      Taxes........................................................................... 25
                       (g)      Termination of Employees........................................................ 25
                       (h)      Reinstatement of Rose-Conn...................................................... 25

              8.       Covenants of Purchaser................................................................... 26
                       (a)      Representations and Warranties.................................................. 26
                       (b)      Inventory Purchases............................................................. 26

              9.       Conditions Precedent to Obligations of
                       Purchaser................................................................................ 26
                       (a)      Representations and Warranties.................................................. 26
                       (b)      Performance of Sellers.......................................................... 27
                       (c)      Deliveries...................................................................... 27
                       (d)      Litigation...................................................................... 27
                       (e)      Due Diligence................................................................... 27
                       (f)      Bulk Sale Compliance............................................................ 28
                       (g)      Creditor Claims................................................................. 28
                       (h)      Leases.......................................................................... 29

              10.      Conditions Precedent to Obligations of
                       Sellers.................................................................................. 30
                       (a)      Representations and Warranties.................................................. 30
                       (b)      Performance by Purchaser........................................................ 30
                       (c)      Deliveries...................................................................... 31

              11.      Escrowed Funds........................................................................... 31

              12.      Brokers and Finders...................................................................... 32

              13.      Indemnification by Sellers............................................................... 33

              14.      Indemnification By Purchaser............................................................. 34

              15.      Survival of Representations and Warranties;
                       Offset................................................................................... 34
                       (a)      Survival........................................................................ 34
                       (b)      Offset.......................................................................... 35

              16.      Obligations of Sedita and Morley......................................................... 35
                       (a)      Restrictive Covenant............................................................ 35
                       (b)      Guaranty........................................................................ 37

              17.      JCI Guaranty............................................................................. 38

              18.      Further Assurances....................................................................... 39

              19.      Notices.................................................................................. 39

              20.      Entire Agreement......................................................................... 40

              21.      Successors............................................................................... 41
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              22.      Section Headings......................................................................... 41
              23.      Severability............................................................................. 41
              24.      Governing Law............................................................................ 41
              25.      Attorneys' Fees.......................................................................... 42
              26.      Counterparts............................................................................. 42
              27.      Waiver................................................................................... 42
              28.      Arbitration.............................................................................. 42
              29.      Cure..................................................................................... 44
              30.      Consent.................................................................................. 45
              31.      Sellers.................................................................................. 45
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                         INDEX OF SCHEDULES AND EXHIBITS

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SCHEDULES
Schedule 1(b)                       -       Excluded Assets
Schedule 1(b)(iii)                  -       Leases
Schedule 1(b)(v)                    -       Amounts on Deposit with Lessors,
                                            Utilities and Municipal Providers of
                                            Services
Schedule 1(b)(vi)                   -       Personal Property
Schedule 1(b)(vii)                  -       Agreements with Suppliers and
                                            Contractors
Schedule 2(b)                       -       Permitted Liabilities
Schedule 2(d)                       -       Allocation of Purchase Price
Schedule 4(d)                       -       Expenses of Seller
Schedule 5(b)                       -       Exceptions to Good Standing
Schedule 5(d)                       -       Financials
Schedule 5(e)                       -       List of Creditors
Schedule 5(f)                       -       Exceptions to No Material Adverse Change
Schedule 5(h)                       -       List of Encumbrances
Schedule 5(j)                       -       Leases, Contracts and Commitments
Schedule 5(l)                       -       Governmental Licenses, Permits, and
                                            Authorizations
Schedule 5(m)                       -       List of Employees
Schedule 5(n)                       -       Litigation
Schedule 5(o)                       -       Environmental Matters
Schedule 5(q)                       -       Transactions with Affiliates
Schedule 7(b)                       -       Insurance Coverage

EXHIBITS

Exhibit A - Purchase Note
Exhibit B-1, B-2 - Franchise/Food Terminations
Exhibit C - Lease Assignments
Exhibit D - Consents and Estoppel Certificates
Exhibit E - Mutual General Release
Exhibit F - Interim Note
Exhibit G - Security Agreement

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                  THIS ASSET PURCHASE AGREEMENT ("Agreement") is dated as of
August 12, 1996 by and among Rose Enterprises, Inc., a New York corporation ("Rose-NY"), Rose Enterprises, Inc. NJ, a New Jersey corporation ("Rose-NJ"), Rose Enterprises of Connecticut, Inc., a Connecticut corporation ("Rose-Conn"), Chris Lin Enterprises, Inc., a New Jersey corporation ("Chris Lin"), Chris Lin Enterprises New York, Inc., a New York corporation ("Chris Lin-NY), Audrey Sedita ("Sedita") and Bradley Morley ("B. Morley") as successors in interest to Taylor Enterprises of Hawaii, Inc., a Hawaii corporation ("Taylor") (Rose-Inc., Rose- NY, Rose-NJ, Rose-Conn, Chris Lin, Chris Lin-NY, Sedita and B. Morley are sometimes collectively referred to as "Sellers"), and Jenny Craig Operations, Inc., a Delaware corporation ("Purchaser").

                                    RECITALS

         A. Rose-NY, Rose-NJ and Rose-Conn are the owners and operators of thirty (30) franchised Jenny Craig Weight Loss Centres (the "New York Area Centres") in the New York-New Jersey- Connecticut franchise territory and successors in interest to the franchisee under that certain Master Franchise Agreement dated March 2, 1989 ("New York Area Franchise Agreement") entered into between Contempo Women's Workout, Inc., as franchisee, and Jenny Craig International, Inc., a Delaware corporation ("International"), an affiliate of Purchaser, as franchisor is the franchisee of the New York-New Jersey-Connecticut franchise territory. In connection therewith, Rose-NY, Rose-NJ, Rose-Conn

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also succeeded to the interest of Contempo Women's Workout under that certain
Food Products Purchase Agreement dated March 2, 1989 between Jenny Craig Weight Loss Centres, Inc., a Delaware corporation ("JCWLC") and Contempo Women's Workout, Inc. ("New York Area Food Agreement"). References herein to JCWLC and International herein shall include their respective predecessors, successors and assigns.

         B. Chris Lin and Chris Lin-NY are the owners and operators of six (6) of the New York Area Centres (three (3) located in New Jersey and three (3) located in New York) (the "Chris Lin Centres") as a subfranchisee of Rose-NY, Rose-NJ and Rose-Conn under the New York Area Franchise Agreement.

         C. Taylor was the owner and operator of two (2) franchised Jenny Craig Weight Loss Centres (the "Hawaii Centres") in the Hawaii franchise territory as successor in interest to the franchisee under that certain Master Franchise Agreement dated September 1, 1988 ("Hawaii Franchise Agreement") entered into between Bernard Hurtig, as franchisee and International, as franchisor. In connection therewith, Taylor also succeeded to the interest of Bernard Hurtig under that certain Food Products Purchase Agreement dated September 1, 1988 between JCWLC and Bernard Hurtig ("Hawaii Food Agreement"). Sedita and B. Morley as shareholders of Taylor succeeded to the assets of Taylor.

         D. The New York Centres, the Chris Lin Centres and the Hawaii Centres are sometimes collectively referred to herein as the "Centres;" the New York Area Franchise Agreement and the Hawaii Franchise Agreement are sometimes collectively referred to

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herein as the "Franchise Agreements;" and the New York Area Food Agreement and
the Hawaii Food Agreement are sometimes collectively referred to herein as the "Food Agreements."

         E. As of the week ending May 10, 1996, Sellers were indebted to JCWLC and International for purchases of food and other products, royalties, interest and all other amounts due under the Franchise Agreements, Food Agreements and all other agreements and undertakings with JCWLC, International or their affiliates in the total amount of Three Million Thirty-One Thousand Eight Hundred Dollars ($3,031,800) ("Prior Obligations").

         F. Sedita is the sole shareholder of Rose-NY, Rose-NJ, and Rose-Conn. Robert Morley ("R. Morley") is the sole shareholder of Chris Lin and Chris Lin-NY and B. Morley and Sedita were the sole shareholders of Taylor.

         G. Sellers desire to sell, and Purchaser wishes to acquire, the business and assets of the Centres.

                  NOW, THEREFORE, in consideration of the representations, warranties and agreements of the parties as set forth below and subject to the terms and conditions set forth in this Agreement, the parties agree as follows:

         1.       Purchase and Sale.

                  (a) Sale of Assets. At the Closing (as defined below), Sellers shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase from Sellers, all of the Purchased Assets (as defined below in Section
3).

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                  (b) Purchased Assets. The "Purchased Assets" means all assets
(other than the "Excluded Assets," as listed on Section 1(b)) which are used in connection with the management and operation of the business at the Centres or are reasonably necessary for the management and operation of the business at the Centres including, without limitation, all right, title, and interest in, and to the following assets:

                             (i) all inventory of food and other products and
materials held for sale in the Centres whether located at the Centres, in transit to or between the Centres or at any warehouses or storage facilities (the "Inventory");

                             (ii) all customer contracts, files and records
("Customer Files") and all accounts receivable from customers of the Centres (the "Customer Accounts");

                             (iii) Sellers' entire interest as lessee under
those certain leases with respect to the Centres set forth on Schedule 1(b)(iii) (the "Leases"), including all security deposits held by the lessors thereunder and all Sellers' rights and interest in tenant improvements and fixtures in each of the premises covered by the Leases;

                             (iv) all signs, advertising, and promotional
materials used in or in connection with the Centres;

                             (v) all amounts on deposit with lessors, utilities
and municipal and other providers of utility services with respect to the Centres as set forth on Schedule 1(b)(v);

                             (vi) all equipment, machinery, computers,
furniture, trade fixtures, vehicles, supplies and other personal property located at or used in connection with the Centres or the management and operation of the business of the Centres (the "Personal Property"). A description of the Personal Property is set forth in Schedule 1(b)(vi); and

                             (vii) all of Sellers' rights and interest under
agreements with suppliers and contractors to which Sellers are subject and which are applicable to the Centres or the management and operation of the business of the Centres, as set forth on Schedule 1(b)(vii).

                             (viii) all trademarks, service marks, trade names,
copyrights, patents, designs and similar rights (including any registrations thereof and applications therefor), if any, used in connection with the Centres, other than those owned by Purchaser, JCWLC, International or their affiliates;

                             (ix) to the extent transferable, all licenses and
other governmental authorizations used in connection with the Centres; and

                             (x) any and all goodwill and other general
intangibles arising out of or associated with the management and operation of the Centres.

         2.       Purchase Price; Liabilities; Termination of Franchise.

                  (a) Purchase Price. In consideration and payment for the Purchased Assets and all of the covenants, conditions, representations, and warranties of Sellers, Purchaser shall pay to Sellers a total purchase price of Six Million One Hundred Thousand Dollars ($6,100,000), payable as follows:

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                             (i) At the Closing, Purchaser shall cause JCWLC and
International to cancel the Prior Obligations. All sums due at Closing to JCWLC and International from Sellers, in excess of the Prior Obligations, if any, for purchases of food and other products, royalties, interest and all other amounts due under the Franchise Agreements, Food Agreements and other agreements and undertakings with JCWLC, International or their affiliates shall be deducted from all amounts otherwise payable to Sellers by Purchaser hereunder.

                             (ii) At the Closing, Purchaser shall pay by wire
transfer to Escrow One Million Eight Hundred Thousand Dollars ($1,800,000) (the "Creditor Fund") for the sole purpose of satisfying the claims of all creditors of Sellers (other than JCWLC and International) in connection with the Centres or the management and operations of the business at the Centres. The Creditor Fund shall be paid to an Escrow Account established, maintained and disbursed in accordance with Section 11 hereof.

                             (iii) Subject to any deductions or setoffs as set
forth in this Agreement, Purchaser shall pay by wire transfer to Sellers Six Hundred and Thirty-Four Thousand One Hundred Dollars ($634,100) at Closing and the remainder of the Purchase Price by wire transfer on the first anniversary of Closing, as evidenced by that certain promissory note in the form of Exhibit A ("Purchaser Note"). Notwithstanding the foregoing, all amounts due under the Interim Note, as defined in Section 5(d)(i)(A) below, shall be deducted from the cash due Sellers at Closing.

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                  (b) Liabilities. Except for the liabilities of Sellers listed on Schedule 2(b), Purchaser shall not assume and shall not be liable or obligated in any way for any debts, liabilities, commitments, and/or obligations of Sellers of any kind or nature whatsoever, whether absolute or contingent, liquidated or unliquidated, and whether or not accrued, matured, known, or suspected (the "Retained Liabilities"). Sellers shall indemnify and hold harmless Purchaser with respect to all of the Retained Liabilities. Purchaser shall and does hereby indemnify and hold harmless Sellers with respect to all liabilities listed on Schedule 2(b).

                  (c) Termination of Franchise Agreements and Food Agreements. At the Closing, Sellers shall execute and deliver to International and JCWLC agreements terminating the Franchise Agreements and the Food Agreements in the forms attached hereto as Exhibits B-1 and B-2 ("Franchise/Food Terminations").

                  (d) Payment of Purchase Price. The cash purchase price payable to Sellers pursuant to this Section 2 shall be paid to Sedita on behalf of the Sellers and all Sellers agree that payment thereof to Sedita on their behalf constitutes payment to all Sellers, whether or not each Seller ultimately receives a share of the cash from Sedita.

         3. The Closing. The Closing of the transactions pursuant to this Agreement (the "Closing") shall be held at the offices of Proskauer Rose Goetz & Mendelsohn, 2121 Avenue of the Stars, Suite 2700, Los Angeles, California on the date (the "Closing Date") which is the earlier of (a) thirty (30) days following the

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date hereof or (b) fifteen (15) business days after the satisfaction of all conditions to Purchaser's obligations set forth in Section 9 hereof.

         4.       Deliveries at Closing.

                  (a) Sellers' Deliveries to Purchaser. At the Closing, Sellers shall deliver, or shall cause to be delivered, to Purchaser the following:

                             (i) Bills of sale together with such other
documents or instruments as may be required to transfer ownership to Purchaser of the Purchased Assets;

                             (ii) The Leases, Assignments of the Leases ("Lease
Assignments") in the form attached hereto as Exhibit C duly executed by the applicable Seller and Estoppel Certificates and Consents with respect to each Lease in the form attached as Exhibit D, duly executed by the respective landlords thereunder and;

                             (iii) All Customer Files;

                             (iv) The Franchise/Food Terminations duly executed
by each Seller;

                             (v) Resolutions of the Boards of Directors and
stockholder(s) of each Seller, certified by the Secretary of each Seller, authorizing the execution of this Agreement and the performance by each Seller of its respective obligations hereunder; and

                             (vi) Mutual General Release in the form of Exhibit
E, duly executed by each Seller, Rose Management, Inc., a New Jersey corporation, and R. Morley.

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
                  (b) Purchaser's Deliveries to Sellers. At the Closing, Purchaser shall deliver, or cause to be delivered, to Sellers the following:

                             (i) The cash portion of the Purchase Price payable
at Closing;

                             (ii) The Franchise/Food Terminations, duly executed
by JCWLC and International;

                             (iii) The Mutual General Release (referred to in
Section 4(a)(vii) above) duly executed by JCWLC, International and Jenny Craig, Inc., a Delaware corporation ("JCI");

                             (iv) A notice that Purchaser has approved its due
diligence investigation pursuant to Section 9(e) below; and

                             (v) An instrument reasonably acceptable to Sellers
and Sedita cancelling the Prior Obligations duly executed by JCWLC and International; and

                             (vi) The Purchaser Note, duly executed by
Purchaser.

                  (c) Deliveries to Escrow. At the Closing, Purchaser shall pay to Escrow (referred to in Section 11) the Creditor Fund, and Sellers shall pay to Escrow the additional funds (if any) for creditors, referred to in Section 9(g) hereof.

                  (d) Deliveries at Execution. Concurrently with the execution hereof:

                             (i) Sellers shall execute and deliver to Purchaser
the following:

                                       (A) The promissory note ("Interim Note")
of Sellers to JCWLC in the form of Exhibit F attached hereto in

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the amount of Three Hundred Thousand Seventy Five Dollars ($375,000)
representing cash advanced by JCWLC to pay certain expenses of Seller listed on
Schedule 4(d); and

                                       (B) The Security Agreement in the form of
Exhibit G attached hereto securing repayment of the Interim Note and all obligations of Sellers to JCWLC and International for food purchases and royalties that first become due after the date hereof (and not any liabilities that first became due prior to the date hereof) and UCC-1 financing statements evidencing the security interest granted thereby.

                             (ii) Purchaser shall cause JCWLC and International
to execute and deliver to Sellers the Security Agreement (referred to in Section 5(d)(i)(B) above).

         5. Representations and Warranties of Seller. Each Seller and Sedita jointly and severally, represent and warrant to Purchaser as follows:

                  (a) Ownership and Delivery of Purchased Assets and Execution and Effect of Agreement.

                             (i) Rose-NY, Rose-NJ, and Rose-Conn are the sole
owners of all interest as franchisee in the New York Area Franchise Agreement.

                             (ii) Rose-NY, Rose-NJ and Rose-Conn are the sole
owners of the Purchased Assets constituting or used in connection with the New York Area Centres.

                             (iii) Sedita and B. Morley (as successor to Taylor)
are the sole owners of the Purchased Assets constituting or used in connection with the Hawaii Centres.

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                             (iv) Chris Lin and Chris Lin-NY are the sole owners
of the Purchased Assets constituting or used in connection with the Chris Lin Centres and acquired its interest in the Chris Lin Centres pursuant to a Subfranchise Agreement dated March 28, 1991.

                             (v) Notwithstanding the involuntarily dissolution
of Taylor and Rose-Conn, as disclosed on Schedule 5(b), each Seller has the full right, power, and authority to enter into and to perform this Agreement and all other agreements, certificates, and documents executed or delivered, or to be executed or delivered, by it in connection with this Agreement (collectively, with this Agreement, "Sellers' Documents").

                             (vi) Notwithstanding the involuntarily dissolution
of Taylor and Rose-Conn, as disclosed on Schedule 5(b), on the Closing Date, each Seller will have the full right, power, and authority to sell, assign, transfer, and deliver the Purchased Assets as provided in this Agreement, and such delivery will convey to Purchaser lawful, valid, and marketable title to the Purchased Assets, free and clear of any and all liens, pledges, security interests, options, encumbrances, charges, agreements, or claims of any kind whatsoever.

                             (vii) Notwithstanding the involuntarily dissolution
of Taylor and Rose-Conn, as disclosed on Schedule 5(b), this Agreement has been duly authorized by each Seller's board of directors and shareholder(s), executed, and delivered by each corporate Seller, and each Seller's Documents are legal,

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
valid, and binding obligations of such Seller, enforceable in accordance with their respective terms.

                             (viii) The authorization, execution and delivery of
each Seller's Documents and the consummation of the transactions as contemplated by each Seller's Documents do not and will not violate, conflict with, result in the breach of or constitute a default under, require any notice or consent (not obtained at or before Closing) under, give rise to a right of termination of or accelerate the performance required by any terms or provisions of any agreement, instrument or writing of any nature affecting the Purchased Assets.

                  (b) Organization, Good Standing, Authority. Except as set forth on Schedule 5(b), each Seller (other than Sedita and B. Morley) is duly organized, validly existing, and in good standing under its state of formation and has full power and authority to own and lease its assets and properties and to conduct its business as it is now being conducted. Each Seller is duly qualified or licensed to do business and is in good standing as a foreign corporation under the laws of each jurisdiction in which the conduct of its business or the ownership or leasing of its assets requires such qualification.

                  (c) Ownership of Stock. All of the issued and outstanding capital stock of each of Rose-NY, Rose-NJ and Rose-Conn is owned by Sedita and all of the issued and outstanding capital stock of Chris Lin and Chris Lin-NY is owned by R. Morley.

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
                  (d) Records; Financial Statements.

                             (i) The books and records of each Seller are
complete and correct in all material respects and have been maintained in accordance with good business practices.

                             (ii) Schedule 5(d) hereto contains a copy of (A)
combining balance sheet of Rose-NY, Rose-NJ, Rose-Conn and Rose Management, Inc. as at September 30, 1995, (B) combining income statement and statement of retained earnings of Rose-NY, Rose-NJ, Rose-Conn and Rose Management, Inc. for the nine months ending September 30, 1995, (C) income statements for each of Rose-NY, Rose-NJ and Rose-Conn for the nine months ending September 30, 1995,
(D) balance sheet of Taylor as at September 30, 1995, (E) income statement of Taylor for the nine months ending September 30, 1995 and (F) combining balance sheet of Chris Lin and Chris Lin-NY as at December 31, 1995 and (G) combining income statement, statement of stockholder's deficit and combining statement of cash flows for Chris Lin and Chris Lin-NY for the year ending December 31, 1995 (the "Financials"). The Financials are true, complete and correct, and have been prepared in accordance with general accepted accounting principles applied on a consistent basis.

                  (e) Liabilities. To Sellers' knowledge and subject to update on or before August 16, 1996, all liabilities of Sellers (whether accrued, unmatured, contingent, or otherwise, and whether due or to become due) are set forth on Schedule 5(e), which lists the name of each creditor and the amount of each creditor's claim as of the date hereof. Without limiting the

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generality of the foregoing, Sellers are not indebted to NatWest Bank NA in an amount greater than $30,000 and no more than $15,000 is required to be paid to Pyramid Equipment Leasing Corp. or European American Bank to entitle Sellers to ownership of the equipment subject to the lease secured by the lien in favor of such parties listed on Schedule 5(h).

                  (f) No Adverse Change. Except as set forth on Schedule 5(f), since September 30, 1995, each Seller has operated the Centres diligently and only in the ordinary course of business as theretofore conducted, and there has been no material adverse change in the business, properties, assets, liabilities, commitments, earnings, financial condition, or prospects of the Centres.

                  (g) Business Conducted Only By Sellers. All assets, properties, and rights relating to each Seller's business are held by, and all agreements, obligations and transactions relating to the Purchased Assets have been entered into, incurred, and conducted by, each Seller.

                  (h) Title to Properties; Absence of Encumbrances. Each Seller has good and marketable title to or, in the case of the Leases, valid and subsisting leasehold interests or licenses in, all of the Purchased Assets of whatever kind (whether real or personal, tangible or intangible), in each case free and clear of any and all liens, mortgages, pledges, security interests, restrictions, prior assignments, claims, and encumbrances of any kind whatsoever, except as may be set forth in Schedule 5(h).

                  (i) The Centres. The Centres and all real property, buildings, and structures, and the equipment therein, and the operations and maintenance thereof, comply with all applicable agreements and restrictive covenants and conform to all applicable Legal Requirements (as defined in Section 5(p) below) including, but not limited to, those relating to health, safety, land use and zoning. All work and improvements required of any Seller as tenant under any of the Leases have been duly performed. No condemnation or other proceeding is pending or threatened which would affect in any material manner the use of any such property by Purchaser following the Closing. All of the Personal Property listed on Schedule 1(b)(vi) is currently located at the Centres and will be delivered, in place, to Purchaser at Closing.

                  (j) Leases, Contracts and Commitments.

                             (i) No Seller is a party to, nor are any of the
Purchased Assets subject to, any contract, lease, or commitment except as set forth in Schedule 5(j).

                             (ii) Sellers have furnished to Purchaser copies of
the Leases and all contracts and commitments listed in Schedule 5(j), including summaries of the terms of any unwritten contracts, leases, or commitments.

                             (iii) Except as set forth in Schedule 5(j), each
Seller and the other parties thereto have complied in all material respects with the Leases and such contracts and commitments.

                             (iv) No Seller is engaged in any material dispute
with any customers or suppliers. To the best knowledge of Seller, no supplier of the Centres (other than JCWLC) is considering termination, nonrenewal, or any modification of any contract or commitment listed in Schedule 5(j) which would adversely affect the Purchased Assets, the Centres or any Seller's business, and the transactions contemplated by this Agreement will not have a material adverse effect on any Seller's relationship with any of its suppliers or customers.

                  (k) Inventory. The Inventory is in good and marketable condition and is saleable in the normal course of business as currently conducted at current applicable prices.

                  (l) Permits; Compliance with Laws. Each Seller holds the governmental licenses, permits, and authorizations listed in Schedule 5(l) which, except as set forth in such Schedule, are valid and unimpaired. Each Seller holds all of the material licenses, permits, and authorizations required for the ownership or occupancy of the Centres and the operation of its business. The Centres are and have been operated in compliance therewith and all applicable laws and regulations (federal, state and local) and all required reports and filings with governmental authorities have been properly made. Within the past five years, no Seller has entered into any agreement with, had any material dispute with, or, to its knowledge, been investigated by, any governmental authority that could restrict the operation of its business.

                  (m) Employees.

                             (i) Schedule 5(m) contains a list of the names,
Centre locations, and compensation of all full- and part-time employees at the Centres as of the date hereof; a list of all employment agreements, pension, retirement, profit-sharing, deferred compensation, option, bonus, medical, insurance and other benefit or incentive plans covering such employees; a description of all employee "perks" or other benefit practices; and a description of any severance pay policy with respect to such employees.

                             (ii) Sellers are not aware of any efforts within
the past twelve months to attempt to organize any Seller's employees and, during such period, no strike or labor dispute involving any Seller has occurred or, to the best knowledge of Sellers, has been threatened.

                             (iii) Each Seller has complied with all applicable
wage and hour, EEOC, OSHA, and other similar federal, state and local statutes, rules and regulations relating to Seller's employees.

                             (iv) The consummation of the transactions
contemplated by this Agreement will not give rise to any liability of Purchaser for severance pay or termination pay to any employee of any Seller.

                             (v) Except as set forth on Schedule 5(m), no
Seller, nor any member of any affiliated group of which any Seller was at any time a member, has ever maintained or currently maintains any "employee benefit plan" subject to the Employee

Retirement Income Security Act of 1974, as amended ("ERISA"). No Seller nor any of its predecessors have ever contributed to or otherwise participated in or has been required to contribute to or otherwise participate in any "multiemployer plan", as defined in Section 4001(a)(3) of ERISA.

                  (n) Litigation. Schedule 5(n) contains a complete and correct list of all actions, suits, proceedings, claims, workers' compensation claims and governmental investigations pending or, to the best knowledge of Sellers, threatened against any Seller, or any Seller's stockholders, officers, directors, employees or partners in connection with the Centres. Except as set forth on Schedule 5(n), no Seller is subject or party to any judgment, order, or other direction of or stipulation with any court or other governmental authority or tribunal, in connection with the Centres or otherwise, nor are any Seller's officers, directors, employees or partners, and none are aware of any reasonable basis for a claim that such a violation exists.

                  (o) Environmental Matters. Except as disclosed on Schedule 5(o), Sellers' business, assets and properties are and have been operated and maintained in compliance with all applicable federal, state and local environmental protection laws and regulations.

                  (p) Legal Requirements. The authorization, execution, and delivery of any Seller's Documents and the consummation of the transactions contemplated by any Seller's Documents do not and will not violate, or result in a breach of, conflict with, or require any notice, filing or consent under, any statute, rule, regulation or other provision of law, or any order, judgment or other direction of a court or other tribunal, or any other governmental requirement, permit, registration, license or authorization applicable to the Purchased Assets, the Centres or any Seller's business (collectively, "Legal Requirements"), or result in the creation of any lien, claim, encumbrance, or restriction on the Purchased Assets.

                  (q) Transactions with Affiliates. Except as set forth in
Schedule 5(q), since September 30, 1995 no Seller has engaged in any transaction with any stockholder of any Seller or with any of affiliates, associates, or relatives of any such stockholder. Except as set forth in Schedule 5(q), (i) no Seller has any obligation to or claim against any stockholder or key employee, or any of their affiliates, associates, or relatives, (ii) no such person or entity has any obligation to or claim against any Seller and (iii) no person or entity has any claim against any Seller, Sedita or Morley that may adversely affect any Seller's ability to transfer the Purchased Assets to Purchaser free and clear of all claims.

                  (r) Disclosure. No representation, warranty, or other statement by Sellers in this Agreement or in any of Sellers' Documents, contains or will contain an untrue statement of a material fact, or omits or will omit to state a material fact necessary to make such statements not misleading. Sellers are not aware of any matter that could reasonably be expected to have a materially adverse effect on the Purchased Assets or their business prospects that has not been disclosed in writing to Purchaser.

         6. Representations and Warranties of Purchaser. Purchaser hereby represents, warrants, and agrees as follows:

                  (a) Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. JCI is a Delaware corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is listed on the New York Stock Exchange. JCI is the ultimate direct or indirect parent of Purchaser, JCWLC and International.

                  (b) Execution and Effect of Agreement. Purchaser has the full right, power, and authority to enter into and perform this Agreement and all other agreements, certificates and documents executed or delivered or to be executed or delivered by Purchaser in connection with this Agreement (collectively, with this Agreement, "Purchaser's Documents"). The execution, delivery, and performance by Purchaser of Purchaser's Documents have been duly authorized by all necessary corporate action of Purchaser. This Agreement has been duly executed and delivered by Purchaser and Purchaser's Documents are legal, valid, and binding obligations of Purchaser in accordance with their respective terms.

         7. Covenants of Sellers. Sellers covenant and agree that between the date of this Agreement and the Closing:

                  (a) Access by Purchaser. Purchaser and its representatives and advisers shall have free and full access at all reasonable times to the Purchased Assets, Centres and lessors of the premises occupied by the Centres, books and records, accountants, and employees of each Seller, and each Seller agrees to cooperate fully with Purchaser and furnish Purchaser with such information and copies of such documents as Purchaser may reasonably request in connection with Purchaser's due diligence investigation. Sellers shall promptly furnish to Purchaser all financial reports and statements of any Seller that are prepared in the ordinary course of business.

                  (b) Conduct of Business. The business of the Centres shall until Closing be conducted only in the ordinary course, consistent with the present conduct of its business, and Sellers shall maintain, preserve, and protect the assets and goodwill of each Seller. Sellers shall maintain at all times through the Closing Date Inventory in an aggregate amount of not less than $320,000. Sellers will not take or commit to take any of following actions, except with the prior written consent of Purchaser: (i) declare or pay any dividends or make any other distribution of cash or property on its capital stock, (ii) repurchase or redeem any shares of its capital stock, (iii) enter into any employment agreement with, or pay or become liable to pay any bonus, profit-sharing, or incentive payment to, or increase the compensation or benefits of, any of its officers, directors, or employees, except pursuant to presently existing plans, arrangements or agreements disclosed in Schedule 5(m) hereto, (iv) sell, transfer, or acquire any properties or assets, tangible or intangible, other than in the ordinary course of business, (v) make any material changes in its customary method of operations, including staffing, marketing, advertising, selling, pricing policies and maintenance of business premises, fixtures, furniture, and equipment, (vi) cancel or reduce the limits of any of its insurance coverage listed on Schedule 7(b), (vii) modify, amend, or cancel any of the Leases, (viii) modify, amend, cancel or enter into any contracts, agreements, leases, or understandings other than in the ordinary course of business and which, alone or in the aggregate, could result in the creation of a liability of any Seller of more than $5,000,
(ix) enter into any loan agreements, or (x) take any other action which would cause any of the representations and warranties made in Seller's Documents not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

                  (c) Notification of Purchaser. Sellers shall immediately notify Purchaser in writing ("Sellers' Notice") if any representation, warranty, or statement of Sellers, or any schedule delivered to Purchaser, shall become incorrect. It is understood and agreed that the delivery of such a notice to Purchaser shall not cure any breach of this Agreement by Seller, nor in any manner constitute a waiver by Purchaser of any of its rights under this Agreement; provided, however, if such representation, warranty, statement or schedule was correct as of the date hereof but became incorrect due solely to events beyond the control of Sellers occurring after the date hereof and

Sellers' Notice delivered to Purchaser pursuant to this Section 7(c) so indicates, then Purchaser may elect, by written notice to Sellers, either (x) to terminate this Agreement and all obligations of the parties hereunder or (y) to proceed to close the transactions contemplated hereby pursuant to the terms hereof, in which event Purchaser shall be deemed to have waived any claim of default or right to indemnity against Sellers pursuant to Section 13 hereof to the extent based upon and limited to the events described in Sellers' Notice.

                  (d) Lockbox. Upon full execution hereof, Purchaser and Sellers shall arrange for lockbox or escrow accounts (the "Lockbox Accounts") to be established at Chase Manhattan Bank (the "Bank"), which accounts will be designated as either joint accounts of Purchaser and Sellers or as escrow accounts for the benefit of Purchaser and Sellers. From the date hereof until the Closing Date, all operating revenues derived from or in respect of the conduct of Sellers' business or other activities of Sellers at the Centres shall be deposited in the Lockbox Accounts. In connection therewith, each Seller shall
(i) upon execution hereof cause such Seller's current operating bank accounts ("Operating Accounts") to be converted to "deposit only" accounts, (ii) not less often than daily cause all cash receipts and other payments received by Sellers in connection with the business and other activities at the Centres to be deposited in the Operating Accounts and with irrevocable instructions for all balances in the Operating Accounts to be wire-transferred on a daily basis from the Operating Accounts to the Lockbox Accounts, and (iii) irrevocably revise all of Sellers' accounts, arrangements and contracts with Visa, Mastercard, Discover, American Express and other credit card and charge or debit card companies to provide that all proceeds due to any Seller from all such credit card and charge or debit card companies be paid directly to the Lockbox Accounts. Subject to the prior written approval of Purchaser, not to be unreasonably withheld or delayed, the funds in the Lockbox Accounts may be used only to pay normal and customary operating expenses of the Centres and Sellers' corporate offices incurred after the date hereof in connection with the management or operation of the Centres. Except for reimbursement of Sellers, Sedita and R. Morley for out-of-pocket expenses paid on behalf of Sellers in connection with the management or operation of the Centres and related office expenses after the date hereof and approved in advance by Purchaser (such consent not to be unreasonably withheld or delayed) and except for salary to be paid to R. Morley at the rate of not more than $12,500 per month, in no event shall any of the funds in the Lockbox Account be paid to any Seller, Sedita, R. Morley or any relative or affiliate of any of them. To the extent funds in the Lockbox Account are available after payment of all such approved operating expenses, such funds shall be paid to JCWLC and International to pay any amounts due JCWLC and International by Seller for royalties accruing after the date hereof and for purchases of food and other products and other amounts that first become due under the Franchise Agreements and Food Agreements after the date hereof. Thirty (30) days after the Closing Date, all amounts remaining in the Lockbox Accounts after payment or provision for all liabilities of Sellers (including amounts owed to JCWLC and International), shall be released to Sellers.

                  (e) Bulk Sale. Within seven (7) days after the date hereof, each Seller shall deliver to Purchaser a list containing each Seller's creditors listed on Schedule 5(e), in the form required to be delivered to a buyer of a bulk seller's assets by the bulk sale provisions of the Uniform Commercial Code ("Bulk Sales Act") as enacted in the States of New York and Hawaii, and shall provide all other documents and take such further actions as Purchaser shall deem necessary or desirable for Purchaser to obtain the full benefit of the protection afforded buyers of assets subject to the Bulk Sales Act as enacted in New York and Hawaii. Although the Bulk Sales Act is not in effect in New Jersey or Connecticut, each Seller shall, concurrently with the delivery of the documents described in the first sentence above, deliver to Purchaser a list of creditors and other documents requested by Purchaser and take such further actions with respect to the Centres located in New Jersey and Connecticut required to comply with the same provisions of the Bulk Sales Act as enacted in the State of New York.

                  (f) Taxes. All sales and use taxes and any other transfer taxes, if any, payable in connection with transfer of the Purchased Assets shall be borne paid by Sellers, and Sellers shall indemnify Purchaser with respect thereto.

                  (g) Termination of Employees. At the request of Purchaser, no later than the day before the scheduled Closing Date, Sellers shall terminate all employees of Sellers at the Centres.

                  (h) Reinstatement of Rose-Conn. Sedita will take all actions necessary to reinstate Rose-Conn to active status in Connecticut as soon as possible.

         8. Covenants of Purchaser. Purchaser covenants and agrees that between the date of this Agreement and the Closing:

                  (a) Representations and Warranties. Purchaser will not take any action which would cause any of the representations and warranties made by it in Purchaser's Documents not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

                  (b) Inventory Purchases. So long as this Agreement remains in effect and no Seller is in default hereunder, Purchaser will cause JCWLC to agree that Sellers will not be required to comply with the current modified "C.O.D." conditions for purchases of food and other products, and payment for all food and other products purchased by any Seller after the date hereof shall be deferred until the Closing Date except for payments to be made from the Lockbox Accounts pursuant to Section 7(d) hereof.

         9. Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of each and all of the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Sellers in Sellers' Documents shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                  (b) Performance of Sellers. Each Seller shall have performed and complied in all material respects with all agreements, covenants, and conditions required by such Seller's Documents to be performed or complied with by it at or before the Closing.

                  (c) Deliveries. Sellers shall have made all of the deliveries to Purchaser required pursuant to Section 4(a) and (c).

                  (d) Litigation. No action or proceeding shall be pending or threatened before any court, tribunal, or governmental body, and no claim or demand shall have been made against Purchaser, or any Seller, seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of the transactions contemplated by any Seller's Documents or Purchaser's Documents, or which might materially affect the Purchased Assets, which in the reasonably exercised opinion of Purchaser makes it inadvisable to consummate such transactions.

                  (e) Due Diligence. Purchaser shall have been satisfied, in the exercise of its sole and absolute discretion, and approved, by written notice delivered to Sellers at Closing, the results of its due diligence investigation of the Centres and the business conducted thereat, including without limitation, the condition of the Centres, the results of operations and prospects of the business conducted at the Centres, the Financial Statements, the leases, accounts payable, contracts, commitments and other documents and information provided to Purchaser or discovered by Purchaser.

                  (f) Bulk Sale Compliance. All required actions shall have been taken in order to ensure that Purchaser shall, at Closing, be entitled to the full protection afforded by the Bulk Sales Act enacted in the States of New York and Hawaii in accordance with Section 7(e) above and Purchaser has received the list of creditors of the Centres located in Connecticut and New Jersey, as provided in Section 7(e).

                  (g) Creditor Claims. Purchaser shall have been satisfied, in the exercise of its sole though reasonable discretion, that the amount of the Creditor Fund established pursuant to Section 11 below, together with any additional funds supplied by Sellers (the Creditor Fund together with such additional funds being referred to herein as the "Escrowed Funds"), is sufficient to satisfy the aggregate amount owed to all creditors of Sellers, other than the amounts listed on Schedule 2(b), amounts owed to JCWLC and International and amounts owed to creditors from whom Sedita or any other Seller obtains releases of Sellers ("Creditor Claims"); provided, however, if Purchaser believes that the Escrowed Funds are insufficient to satisfy the Creditor Claims, Purchaser may, at its sole option, elect to complete the purchase of the Purchased Assets pursuant to the terms hereof and to deduct from all amounts due Sellers hereunder any Creditor Claims in excess of the amount of the Escrowed Funds.

                  (h) Leases. Purchaser shall have determined that consents of all of the landlords under the Leases shall have been obtained. If Sellers are unable to obtain all such consents at or prior to the Closing Date, Purchaser shall have the right to terminate this Agreement. If Purchaser chooses not to terminate this Agreement despite the unavailability of consents with respect to all of the Leases, Purchaser may waive the condition set forth in this subsection (h) and cause the transactions contemplated hereby to be consummated upon the terms contained herein. In such case all Leases (including those for which consent has not been obtained) shall be included on Schedule 2(b) and there would be no diminution in the purchase price or other sums paid to the Sellers. In no case shall Purchaser have any claims against Sellers or Sedita for their failure to obtain such consents; provided, however, all of the other representations, warranties, indemnities, and agreements of Sellers and Sedita and the rights of Purchaser against Sellers and Sedita for breach thereof, if any, shall be unaffected thereby.

The payment by Purchaser to Sellers of the cash portion of the purchase price at Closing shall be deemed to constitute satisfaction of Purchaser's conditions precedent set forth in this Section 9, provided that by such payment Purchaser shall not be deemed to waive or release any rights hereunder to enforce or seek indemnity for the breach of any representations, warranties, covenants or obligations of Sellers or Sedita hereunder. In addition, if Purchaser desires to terminate this Agreement based on the failure of any conditions precedent set forth in this
Section 9 (other than the due diligence condition set forth in Section 9(e)), Purchaser shall first give a written notice ("Purchaser's Termination Notice") to Sellers indicating the condition which has not been satisfied. Sellers shall have five (5) days after the delivery of Purchaser's Termination Notice to cause such condition to be satisfied. If Sellers do not cause such condition to be so satisfied within such five (5) day period, Purchaser may terminate this Agreement by written notice to Sellers. Such termination shall not constitute a waiver of any of Purchaser's rights to indemnity under Sections 13 and 17 hereof and nor of any rights of JCWLC and International to recover all amounts owed to them by Sellers, including, without limitation, the Prior Obligations and the amounts evidenced by the Interim Note.

         10. Conditions Precedent to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Purchaser in Purchaser's Documents shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date.

                  (b) Performance by Purchaser. Purchaser shall have performed and complied in all material respects with the agreements, covenants, and conditions required by Purchaser's Documents to be performed or complied with by it at or before the Closing.

                  (c) Deliveries. Purchaser shall have delivered to Sellers all of the deliveries required pursuant to Section 4(b) and (c).

The acceptance by Sellers of the cash portion of purchase price at Closing shall be deemed to constitute satisfaction of Sellers' condition precedent set forth in this Section 10, provided that by accepting such payment Sellers shall not be deemed to waive or release any rights hereunder to enforce or seek indemnity for the breach of any representations, warranties, covenants or obligations of Purchaser hereunder. In addition, if Sellers desire to terminate this Agreement based on the failure of any conditions precedent set forth in this Section 10, Sellers shall first give a written notice ("Sellers' Termination Notice") to Purchaser indicating the condition which has not been satisfied. Purchaser shall have five (5) days after the delivery of Sellers' Termination Notice to cause such condition to be satisfied. If Purchaser does not cause such condition to be satisfied within said five (5) day period, Sellers may terminate this Agreement by written notice to Purchaser.

         11. Escrowed Funds. Promptly after execution of this Agreement an escrow shall be established at Chase Manhattan Bank ("Escrow") to facilitate the payment of the Creditor Claims. Upon receipt of the creditor list and other information delivered to Purchaser by each Seller pursuant to Section 7(e) above, but not earlier than twelve (12) days prior to the scheduled Closing Date, Purchaser or Escrow shall send a notice to all creditors of each Seller informing such creditors of the transaction contemplated hereby, requesting that such creditors submit their final billing to Escrow and provide such other information that may be required under the Bulk Sales Act or as otherwise may be deemed desirable to ensure that all Creditor Claims existing as of Closing are satisfied. If the aggregate amount of the Creditor Claims (other than those for which Sellers have been released by the creditor) exceeds $1,800,000, Sellers, prior to Closing, shall either (a) provide to Escrow additional funds sufficient to satisfy all Creditor Claims in excess of $1,800,000 ("Excess Claims Amount") or (b) so long as the Excess Claims Amount, together with all other amounts permitted hereunder to be deducted from the cash payment due Sellers at Closing, does not exceed $634,100, authorize Purchaser to deduct the Excess Claims Amount from the cash payment due Sellers at Closing and provide such deducted amount to Escrow. Escrow shall be instructed to make payments to the holders of the Creditor Claims upon presentation of invoices or statements for the amount which will satisfy all Creditor Claims. On the date thirty (30) days following the Closing Date, any funds remaining in the Escrowed

Funds, after payment of or provision for all Creditor Claims and all amounts owed to JCWLC and International, shall be released to Sellers.

         12. Brokers and Finders. Each party represents to the other that it has had no dealings with any broker or finder or similar person in connection with the transactions contemplated by this Agreement. Should any claim be made for a broker's, finder's or similar fee on account of any actions or dealings by a party or its agents, such party shall indemnify and hold the other party harmless from and against any and all liability and expenses, including reasonable attorneys' fees, incurred by reason of any claim made by such broker, finder, or similar person.

         13. Indemnification by Sellers. Subject to the survival limitations set forth in Section 15(a) hereof, Sedita and each Seller, jointly and severally, shall indemnify, defend, and hold harmless Purchaser, and its affiliates, promptly upon demand at any time and from time to time, against any and all losses, liabilities, claims, actions, damages, and expenses, including, without limitation, reasonable attorneys' fees and expenses (collectively, "Losses"), arising out of or in connection with any of the following: (a) any misrepresentation or breach of any warranty made by any Seller in any of any Seller's Documents; (b) the Retained Liabilities; (c) any breach or nonfulfillment of any covenant or agreement made by any Seller in any of any Seller's Documents; (d) the claims of any broker, finder, or similar person engaged by any Seller; (e) any sales or transfer taxes payable in connection with the transactions contemplated hereby; (f) the involuntary dissolution of Taylor and Rose-Conn and the failure of Sedita to cause Rose-Conn to be reinstated to active status; and (g) without in any manner limiting the foregoing, any liabilities or obligations of, or claims or causes of action against, Purchaser or its affiliates concerning or relating to the Purchased Assets which arise with respect to or relate to any period or periods on or prior to the Closing Date, including, without limitation, based upon any Seller's negotiations with creditors after the date hereof.

         14. Indemnification By Purchaser. Subject to the survival limitations set forth in Section 15(a) hereof, Purchaser shall indemnify, defend, and hold harmless Sellers, Sedita and R. Morley, promptly upon demand at any time and from time to time, against any and all Losses arising out of or in connection with any of the following: (a) any misrepresentation or breach of any warranty made by Purchaser in any of Purchaser's Documents; (b) any breach or nonfulfillment of any covenant or agreement made by Purchaser in Purchaser's Documents; (c) the claims of any broker, finder, or similar person engaged by Purchaser and (d) the liabilities listed on Schedule 2(b), including, without limitation all obligations, liabilities, undertakings and agreements of any of the Sellers and any guarantors of the Sellers' obligations arising or first accruing after the Closing under any Leases.

         15. Survival of Representations and Warranties; Offset.

                  (a) Survival. All representations, warranties, indemnities, covenants, and agreements made by Sellers in Sellers' Documents and Purchaser in Purchaser's Documents shall survive the Closing, notwithstanding any examination or investigation made by or for any party, and notwithstanding the delivery of any notice pursuant to Section 7(c); provided that neither Purchaser nor Sellers shall be entitled to indemnity under this Agreement unless a written notice specifying such party's claims for indemnity is delivered to the other party hereunder within two (2) years after the Closing Date, and then only for such claims set forth in such notice.

                  (b) Offset. An indemnified party may offset against and deduct from any amounts due the other party hereunder all Losses incurred by the indemnified party pursuant to Sections 13 or 14 hereunder.

         16. Obligations of Sedita and Morley.

                  (a) Restrictive Covenant. The parties acknowledge that JCWLC, Purchaser and International carry on their business in various cities and counties throughout the United States and Puerto Rico, that following the Closing JCWLC, Purchaser and International will distribute and market products and programs throughout such territories, that Purchaser's, JCWLC's and International's customers and weight loss centres are or will be located throughout such territories, that a substantial portion of the value of the Purchased Assets and the business of Sellers being purchased is the goodwill from the operations of the

Centres. Accordingly, for a period of seven (7) years following the Closing Date (the "Restriction Period"), neither Sedita, B. Morley nor R. Morley shall: (i) directly or indirectly engage or be interested in or carry on (whether as a shareholder (other than a passive investment of less than 5% of the capital stock of a publicly traded company), as an owner, partner, shareholder, director, consultant, employee, agent, or otherwise) any business, activity, or enterprise in any part of the cities and counties in which the business of Purchaser, JCWLC and International or any of their divisions and subsidiaries has been carried on (the "Territory") which: (A) engages in the operation of a weight loss or weight control centre similar to the business carried on at the Centres or (B) provides goods or services which are similar to or compete with the businesses then being carried on by JCWLC, Purchaser or International; (ii) directly or indirectly employ or otherwise engage, or offer to employ or otherwise engage, any person who is then (or was at any time within two years prior to the time of such employment, engagement, or offer thereof) an employee or agent of any Seller or JCWLC, Purchaser or International; or (iii) solicit any business from any person or entity that has been a customer of any Seller or JCWLC, Purchaser or International or directly or indirectly induce or influence any customer, supplier, or other person that has a business relationship with any Seller or JCWLC, Purchaser or International or any affiliate thereof to discontinue or reduce the extent of such relationship. Notwithstanding the foregoing, Sedita, B. Morley and R. Morley may own and operate fitness facilities throughout the Territory which may provide nutritional and fitness guidance to customers. In addition, Sedita, Sellers, and their affiliates shall never use or divulge any trade secrets, customer or supplier lists, pricing information, marketing arrangements, strategies, business plans, internal performance statistics, training manuals, or other proprietary or confidential information concerning JCWLC, Purchaser or International or their subsidiaries and affiliated companies. Because the breach or attempted or threatened breach of this restrictive covenant will result in immediate and irreparable injury to JCWLC, Purchaser and International for which JCWLC, Purchaser and International will not have an adequate remedy at law, JCWLC, Purchaser and International shall be entitled, in addition to all other remedies, to a decree of specific performance of this covenant and to a temporary and permanent injunction enjoining such breach, without posting bond or furnishing similar security.

                  (b) Guaranty. Sedita absolutely and unconditionally guarantees the full and prompt performance of all obligations ("Sedita Guarantied Obligations") of Sellers under this Agreement, including, without limitation, the indemnity obligations set forth in Section 13 hereof and under the Interim Note (referred to in Section 4(d)(ii) hereof and delivered to Purchaser concurrently with the execution of this Agreement). This Guaranty shall remain in full force and effect despite any amendment of or other change in any of the Sedita Guarantied Obligations, any extensions thereof, any forebearances, delays, waivers or compromises with respect thereto, and any other action or omission whatsoever of any person, whether with or without any notice to Sedita or her consent (any right to notice or to consent being hereby expressly waived), and any and all of foregoing shall be binding upon her. Payment of all amounts now or hereafter owed to Sedita by any Seller is hereby subordinated to the payment in full to Purchaser, JCWLC or International of the Sedita Guarantied Obligations and Sedita hereby assigns all such rights against Sellers to Purchaser as security for the payment of the Sedita Guarantied Obligations. In addition, Sedita hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and other claims against each Seller for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid or payable by Sedita hereunder. This is a direct and continuing guaranty of payment and recovery may be had from Sedita in all cases without first making, pursuing or exhausting any demand, claim or remedy against Sellers or any other person or entity. Sedita hereby waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this guaranty.

         17. JCI Guaranty. JCI absolutely and unconditionally guarantees the full and prompt performance of all obligations (the "JCI Guarantied Obligations") of Purchaser under this Agreement, including, without limitation, the indemnity obligations set forth in Section 14 hereof and under the

Purchaser Note (referred to in Section 2(a)(iii). This Guaranty shall remain in full force and effect despite any amendment of or other change in any of the JCI Guarantied Obligations, any extensions thereof, any forebearances, delays, waivers or compromises with respect thereto, and any other action or omission whatsoever of any person, whether with or without any notice to JCI or her consent (any right to notice or to consent being hereby expressly waived), and any and all of foregoing shall be binding upon it. In addition, JCI hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and other claims against each Purchaser for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid or payable by JCI hereunder. This is a direct and continuing guaranty of payment and recovery may be had from JCI in all cases without first making, pursuing or exhausting any demand, claim or remedy against Purchaser or any other person or entity. JCI hereby waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this guaranty.

         18. Further Assurances. The parties shall cooperate and take such actions, and execute such other documents, at the Closing or subsequently, as either may reasonably request in order to carry out the provisions or purpose of this Agreement. In particular, Sellers and Purchaser shall cooperate in obtaining consents to the assignment of the Leases and contracts made pursuant to the terms hereof.

         19. Notices. All notices or other communications in connection with this Agreement shall be in writing and shall be considered given when received if directed as follows:

         If to Purchaser:

                            Jenny Craig Operations, Inc.
                            445 Marine View Avenue
                            Suite 300
                            Del Mar, California  92014
                            Attn:  Mr. Michael Jeub

                            Telephone No. (619) 259-7000
                            Telecopier No. (619) 259-1947

                  With copies to:

                            Proskauer Rose Goetz & Mendelsohn LLP
                            2121 Avenue of the Stars, Suite 2700
                            Los Angeles, California  90067
                            Attn:  Marvin Sears, Esq.

                            Telephone No. (310) 557-2900
                            Telecopier No. (310) 557-2193

         If to Sellers

                            Ms. Audrey Sedita
                            c/o Rose Enterprises, Inc.
                            40-623 Desert Creek Lane
                            Rancho Mirage, California  92270

                            Telephone No. (619) 772-3590
                            Telecopier No. (619) 773-3932

                  With copies to:

                            Marcus, Perres, Campanale & Weiner
                            19 South La Salle Street
                            Suite 1500
                            Chicago, Illinois  60603
                            Attn:  Ira Marcus, Esq.

                            Telephone No. (312) 641-2233
                            Telecopier No. (312) 332-4629

         20. Entire Agreement. This Agreement (which includes the recitals set forth in the preamble and the schedules and exhibits hereto) sets forth the parties' final and entire agreement with respect to its subject matter and supersedes any and all prior understandings and agreements. This Agreement can be amended, supplemented, or changed, and any provision of this Agreement can be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, change, or waiver is sought.

         21. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors, and assigns; provided, however, that neither this Agreement nor any right or obligation under this Agreement may be assigned or transferred by either Sellers or Purchaser (except to any parent, subsidiary or affiliate of Purchaser) without the written consent of the other party. The assignment of Purchaser's interest herein to a parent, subsidiary or affiliate of Purchaser will not affect the obligations of JCI pursuant to Section 17 hereof.

         22. Section Headings. The section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         23. Severability. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid, or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid, or unenforceable, and such illegality, invalidity, or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

         24. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal law of the State of California (without reference to its rules as to conflicts of law).

         25. Attorneys' Fees. If any legal action or proceeding is brought for the enforcement of any of Purchaser's Documents or Sellers' Documents, or because of an alleged dispute, default or misrepresentation in connection with any of Purchaser's Documents or Sellers' Documents, Purchaser, on the one hand, and Sellers and Sedita on the other, whichever may be the successful or prevailing party shall be entitled to recover reasonable attorneys' fees, charges and costs in addition to any other relief to which they may be entitled.

         26. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         27. Waiver. No party shall be deemed to have waived any right or remedy hereunder unless such waiver is contained in a writing signed by the party purporting to have waived such right or remedy. No delay by any party in exercising any right or remedy shall operate as a waiver, and no single or partial exercise of any right or remedy shall preclude any other or future exercise of any other right or remedy.

         28. Arbitration. Any dispute arising out of or relating to this Agreement that cannot be settled by good faith negotiation between the parties will be submitted to JAMS/ENDISPUTE, or any other mediation service the parties mutually agree upon, for non-binding mediation, and if complete agreement cannot be reached within twenty (20) days of submission to mediation, any remaining issues will be submitted to JAMS/ENDISPUTE, or any other arbitration service as the parties may mutually agree upon, for final and binding arbitration, provided, however, that either party may seek injunctive relief from the Courts of California without resorting to or completing mediation or arbitration. No mediator or arbitrator shall have the authority to grant injunctive relief.

                  It is agreed that the arbitration hearings, if any, shall be held in the State of California pursuant to the California Arbitration Act, California Code of Civil Procedure Section 1280 et seq., and any such dispute, claim or controversy shall be settled in accordance with JAMS/ENDISPUTE's Streamlined Arbitration Rules and Procedures then in effect if no disputed claim or counterclaim exceeds $250,000, not including interest, or in accordance with JAMS/ENDISPUTE's Comprehensive Arbitration Rules and Procedures then in effect if any disputed claim or counterclaim exceeds $250,000, not including interest (which Rules are incorporated herein by reference as though set forth at length herein other than those with respect to the number of arbitrators) and any decision or order or finding rendered by a panel of three
(3) arbitrators ("arbitrators"), of whom one is chosen by Purchaser, one is chosen by Sedita and the third is chosen by the arbitrators chosen by Purchaser and Sedita, shall be final, binding and conclusive upon the parties hereto and judgment upon the finding or decision rendered may be entered in the Court of the forum, state or federal, having jurisdiction. The arbitrators will be expressly instructed to apply the substantive law of the State of California. The arbitrators' jurisdiction is expressly limited to the terms of the Agreement.

                  The arbitrators, if they deem that the matter requires it, are authorized to award to the party whose contention is sustained such sums as they or a majority of them shall deem proper to compensate such party for the time and expense incident to the proceedings and, if the arbitration was demanded without reasonable cause, then they may also award damages for delay, if any. The arbitrators shall determine their own reasonable compensation in accordance with such JAMS/ENDISPUTE Rules, and, unless otherwise provided by agreement, shall assess the cost and charges of the proceedings equally to both parties unless the arbitrators shall find an issue raised by either party was unreasonable or frivolous and that therefore the costs of the arbitration or any portion thereof shall be born by the said party.

         29. Cure. Neither Sellers nor Purchaser shall be deemed to be in default of its obligations hereunder unless the party claiming a breach thereof shall have given a written notice to the breaching party setting forth the reason for such breach and granting the breaching party five (5) business days to cure any such breach; provided, however, if the breach is not of a monetary nature, and the breaching party shall have commenced a cure thereof and shall be diligently prosecuting such cure, such breaching party shall not be deemed to be in default hereunder if such breach is cured within thirty (30) days after the date of the notice. Notwithstanding the foregoing, the curing by any party of any breach hereunder shall not excuse nor diminish any party's obligation to pay Losses, if any, suffered by the other party pursuant to the indemnification provisions contained in Sections 13 and 14 hereof.

         30. Consent. Unless stated in the contrary herein, wherever in this agreement a party's consent, authorization, permission or approval is required, such consent, authorization, permission or approval shall not be unreasonably withheld or delayed.

         31. Sellers. Sedita and B. Morley are included in the defined term "Sellers" solely for the purposes of conveying the Purchased Assets used in connection with the Hawaii Centres and shall not otherwise be deemed to have the obligations of "Sellers" hereunder except for such purpose; it being understood, however, that nothing contained in this Section 31 shall affect Sedita's obligations and liabilities under Section 5 (Representations and Warranties),
Section 13 (Indemnification), and Section 16 (Restrictive Covenant and
Guaranty).

                  IN WITNESS WHEREOF, the parties have duly executed this Asset Purchase Agreement as of the date first above written.

                                  PURCHASER:

                                  JENNY CRAIG OPERATIONS, INC.,
                                  a Delaware corporation

                                  By:   /s/ Michael L. Jeub
                                     ------------------------------------------
                                     Name:  Michael L. Jeub
                                     Title:  Sr. V.P. & C.F.O.

                                  SELLERS:

                                  CHRIS LIN ENTERPRISES, INC., a New Jersey corporation

                                  By:   /s/ Robert Morley, President
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  CHRIS LIN ENTERPRISES NEW YORK, INC., a New
                                  York corporation

                                  By:   /s/ Robert Morley, President
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  ROSE ENTERPRISES, INC.,
                                  a New York corporation

                                  By:   /s/ Audrey Sedita, Pres.
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  ROSE ENTERPRISES, INC. NJ,
                                  a New Jersey corporation

                                  By:   /s/ Audrey Sedita, Pres.
                                     ------------------------------------------
                                       Name:
                                       Title:

                                  ROSE ENTERPRISES OF CONNECTICUT, INC.
                                  a Connecticut corporation

                                  By:   /s/ Audrey Sedita, Pres.
                                     ------------------------------------------
                                       Name:
                                       Title:

                                     /s/ Bradley Morley
                                  ---------------------------------------------
                                  Bradley Morley

                                     /s/ Audrey Sedita, Pres.
                                  ---------------------------------------------
                                  Audrey Sedita

The undersigned Robert Morley executes this Agreement in order to be bound to his obligations set forth in Section 16 hereof.

                                  /s/ Robert Morley
                                  ---------------------------------------------
                                  Robert Morley

The undersigned Jenny Craig, Inc. executes this Agreement to be bound to its obligations set forth in Section 17 hereof.

                                  JENNY CRAIG, INC., a Delaware corporation

                                  By:   /s/ Michael L. Jeub
                                     ------------------------------------------
                                       Name:
                                       Title: